UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-266236

UNDER

THE SECURITIES ACT OF 1933

SOTHERLY HOTELS INC.

(Exact Name of Issuer as Specified in its Charter)

Maryland	20-1531029
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

20 Huling Ave

Memphis, Tennessee

Telephone: (901) 346-8800

(Address, including zip code, and telephone number of Principal Executive Offices)

2022 Long-Term Incentive Plan

(Full Title of the Plan)

Zach Schmidt Chief Executive Officer Sotherly Hotels Inc. 20 Huling Ave Memphis, Tennessee Telephone: (901) 346-8800	Copy to: Richard F. Mattern, Esq. Bass, Berry & Sims PLC 100 Peabody Place, Suite 1300 Memphis, TN 38103 Tel: (901) 543-5933
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934).

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 (this “Amendment”) relates to the Registration Statement on Form S-8 (the “Registration Statement”) of Sotherly Hotels Inc. (the “Registrant”), filed with the Securities and Exchange Commission on July 20, 2022 (Registration No. 333-266236). The Registration Statement pertains to the registration of an aggregate of 2,000,000 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Shares”), issuable under the Registrant’s 2022 Long-Term Incentive Plan. The offerings of the Shares pursuant to the Registration Statement have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Registrant which remain unsold at the termination of the offerings, the Registrant files this Amendment to terminate the effectiveness of the Registration Statement and to deregister 1,118,722 of the 2,000,000 Shares, which remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, Tennessee, on the 30th day of March, 2026.

Sotherly Hotels Inc.

By:	/s/ Zach Schmidt
Zach Schmidt
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/S/ ZACH SCHMIDT	Chief Executive Officer and Director	March 30, 2026
Zach Schmidt	(Principal Executive Officer of Sotherly Hotels Inc.)

/S/ WILLIAM RYAN PELLUM	Chief Financial Officer and Director (Principal Financial Officer of Sotherly Hotels Inc.)	March 30, 2026
William Ryan Pellum

/S/ ANTHONY E. DOMALSKI	Controller (Principal Accounting Officer of Sotherly Hotels Inc.)	March 30, 2026
Anthony E. Domalski

/S/ JAY SCHULTE	Director	March 30, 2026
Jay Schulte